UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

Commission File Number: 333-146758

FIDELITY AVIATION CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	16-1718190
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

C915 Jia Hao International Business Center 116 Zizhuyuan Road Haidan District Beijing, China 100097
(Address of principal executive offices)

86-10-5170-9287
(Registrant’s telephone number, including area code)
_______________________________

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On October 31, 2008, Hong Yun Li resigned as Chief Financial Officer and a Director of Fidelity Aviation Corporation (the “Company”) to pursue other interests. Mr. Li’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices

On November 5, 2008, Rong Yang, the current President and Director of the Company, was appointed the interim Chief Financial Officer of the Company; and Bingchuan Xiao was elected a Director of the Company.

Prior to becoming a Director of the Company, Bingchuan Xiao, age 48, has been working as the Deputy Manager of Xing Yu Qing Technical Trading Co., Ltd., a Chinese private company, since May 2007. From May 2001 to April 2007, Mr. Xiao worked as a consultant and representative of SOS Kinderdorf International, the umbrella organization in China that unites all autonomous national SOS Children's Villages. Mr. Xiao graduated from Guangzhou Institute of Foreign Languages with a degree of Bachelor of Arts in English Literature and Linguistics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Aviation Corporation

November 5, 2008	By:	/s/ Rong Yang
Rong Yang
President and Chairman